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                                                                    Exhibit 99.7

                      FEDERAL DEPOSIT INSURANCE CORPORATION
                             Washington, D.C. 20429

                                  -------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 18, 1997

                        THE GREATER NEW YORK SAVINGS BANK
                (Exact Name of bank as specified in its charter)

                     FDIC Insurance Certificate No.: 16015-6



                    New York                                 11-0754650
  ---------------------------------------------      ------------------------
 (State or other jurisdiction of incorporation           (I.R.S. employer-
                   or organization)                      identification no.)


          One Penn Plaza, New York, NY 10019             (212) 613-4000
  ---------------------------------------------      ------------------------
          (Address of administrative office)        (Bank's telephone number,
                                                       including area code)



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ITEM 5.  OTHER EVENTS

                  On July 18, 1997, a purported class action (the "Action") was commenced in the United States District Court for the Eastern District of New York entitled Leonard Minzer and Harry Schipper v. Gerard C. Keegan, et al (Index No. 97 Civ. 4077 (CPS)) against GNYSB, its directors and certain executive officers, Astoria Financial Corporation and Astoria Federal Savings and Loan Association. The suit alleges, among other things, that GNYSB and its directors and certain executive officers are soliciting proxies in violation of
Section 14(a) of the Securities Exchange Act of 1934 and Rule 14a-9 promulgated thereunder by failing to disclose certain allegedly material facts in the proxy statement which was circulated to GNYSB stockholders in connection with the Merger, and that the directors and executive officers of GNYSB have breached their fiduciary duties in entering into the Merger Agreement and related arrangements. The complaint seeks, among other things, a preliminary and permanent injunction against consummation of the Merger and the related transactions, an order to the directors and executive officers of GNYSB to carry-out their fiduciary duties, and unspecified damages and costs. GNYSB believes that the allegations made in the Action are without merit.



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, The Greater New York Savings Bank has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            THE GREATER NEW YORK SAVINGS BANK

                                            By    /s/ GERARD C. KEEGAN
                                                  -----------------------------
                                                  Name: Gerard C. Keegan
                                                  Title: Chairman, President and
                                                  Chief Executive Officer

Dated:  July 22, 1997